SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2008 (May 22, 2008)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-21719 (Commission File Number)	35-1929476 (IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

At the Steel Dynamics annual meeting of shareholders on May 22, 2008, President and Chief Executive Officer Keith E. Busse, in his “Outlook for 2008,” estimated that, even with the nation facing the possibility of a moderate recession, but taking into account the company’s recent and proposed acquisitions, as well as stronger shipping volumes and higher steel and scrap selling values, Steel Dynamics’ revenues ought to be over $8 billion for the year.

Mr. Busse went on to state that, if the current domestic steel market conditions persist through 2008, with a low level of imports, increased exports, the continued weak dollar, a steady but not growing domestic demand for steel and continued strong steel selling values, he would maintain the company’s April earnings guidance of $0.80 to $0.90 per diluted share for the second quarter, but would increase the company’s current expectations for full-year 2008 earnings to a range of $3.00 to $3.25 per diluted share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: May 22, 2008	By:	Theresa E. Wagler
	Title:	Chief Financial Officer